UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Amendment

On February 28, 2017, CDW LLC (“CDW”) entered into an amendment to its Amended and Restated Term Loan Agreement, dated August 17, 2016, by and among CDW, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the joint lead arrangers, joint bookrunners, syndication agent and co-documentation agents party thereto. The terms of the amendment are set forth in the First Amendment to Amended and Restated Term Loan Agreement (the “Term Loan Amendment”), dated February 28, 2017, among CDW, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the other loan parties party thereto.

The Term Loan Amendment, among other things, (i) reduces the interest rate on CDW’s senior secured term loans by 0.25% and (ii) reduces the minimum LIBOR rate from 0.75% per annum to 0.00% per annum.

The description of the Term Loan Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Term Loan Amendment, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

5.0% Senior Notes due 2025 and Indenture

On March 2, 2017, CDW and CDW Finance Corporation (“CDW Finance,” and together with CDW, the “Co-Issuers”) completed the sale of $600,000,000 aggregate principal amount of 5.0% senior notes due 2025 (the “Notes”) at an issue price of 100% of the principal amount of the Notes in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes mature on September 1, 2025 and bear interest at a rate of 5.0% per annum, payable semi-annually on March 1 and September 1 of each year. Interest will accrue from March 2, 2017, and the first interest payment date will be September 1, 2017.

The Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of December 1, 2014, among the Co-Issuers, CDW Corporation (the “Company”), certain other guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of March 2, 2017, among the Co-Issuers, the Company, the Guarantors and the Trustee (the “Supplemental Indenture,” and the Base Indenture as so supplemented, the “Indenture”).

The Co-Issuers may redeem the Notes, in whole or in part, at any time prior to March 1, 2020 at a redemption price equal to 100% of the principal amount of Notes redeemed, plus accrued and unpaid interest to the redemption date, plus the “make whole” premium, as described in the Indenture. The Co-Issuers may redeem the Notes, in whole or in part, at any time on or after March 1, 2020 at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time prior to March 1, 2020, the Co-Issuers may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.000% of the principal amount of Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds that are raised in one or more equity offerings. If CDW experiences certain change of control events, Note holders may require it to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of CDW and the Guarantors to incur or guarantee additional non-guarantor indebtedness, or issue non-guarantor preferred stock; create liens on certain assets to secure debt; enter into sale and lease-back transactions; consolidate, merge, sell or otherwise dispose of all or substantially all assets; and designate subsidiaries as unrestricted subsidiaries. The Indenture also contains certain restrictions on the business activities, assets and liabilities of CDW Finance. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture also provides for customary events of default, including failure to pay any principal or interest when due; failure to comply with covenants; and cross-acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee, acting at the written direction of the holders of at least 25% in aggregate principal amount of the then-outstanding Notes, may declare all of the Notes to be due and payable immediately.

The description of the Indenture and the Notes in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete text of the Indenture and the Notes. The Base Indenture, the Supplemental Indenture and a form of the Notes are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On March 2, 2017, the Co-Issuers called for redemption all of their outstanding $600.0 million aggregate principal amount of 6.0% senior notes due 2022 (the “Senior Notes”) at a redemption price of 100.00% of the principal amount redeemed plus the applicable “make whole” premium, and accrued and unpaid interest to, but not including, the date of redemption. The redemption date will be April 3, 2017.

A copy of the press release announcing the redemption of the Senior Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the Senior Notes or any other securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Base Indenture, dated as of December 1, 2014, by and among the Co-Issuers, the Company, the Guarantors and the Trustee, previously filed as Exhibit 4.1 with the Company’s Current Report on Form 8-K filed on December 1, 2014.

4.2	Supplemental Indenture, dated as of March 2, 2017, by and among the Co-Issuers, the Company, the Guarantors and the Trustee.

4.3	Form of 5.0% Senior Note (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Foley & Lardner LLP.

10.1	First Amendment to Amended and Restated Term Loan Agreement, dated as of February 28, 2017, among CDW, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the other loan parties party thereto.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

23.2	Consent of Foley & Lardner LLP (set forth in Exhibit 5.2).

99.1	Press release announcing the redemption of the Senior Notes, dated March 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 2, 2017	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Base Indenture, dated as of December 1, 2014, by and among the Co-Issuers, the Company, the Guarantors and the Trustee, previously filed as Exhibit 4.1 with the Company’s Current Report on Form 8-K filed on December 1, 2014.

4.2	Supplemental Indenture, dated as of March 2, 2017, by and among the Co-Issuers, the Company, the Guarantors and the Trustee.

4.3	Form of 5.0% Senior Note (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Foley & Lardner LLP.

10.1	First Amendment to Amended and Restated Term Loan Agreement, dated as of February 28, 2017, among CDW, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the other loan parties party thereto.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

23.2	Consent of Foley & Lardner LLP (set forth in Exhibit 5.2).

99.1	Press release announcing the redemption of the Senior Notes, dated March 2, 2017.